EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Ann Parker, Director
Investor Relations
(T) 605-988-1000
ann.parker@lodgenet.com

LODGENET ENTERTAINMENT RECEIVES THE REQUISITE CONSENTS
PURSUANT TO ITS TENDER OFFER AND CONSENT SOLICITATION
FOR ITS 10¼% SENIOR NOTES DUE 2006

          SIOUX FALLS, SD, June 12, 2003 – LodgeNet Entertainment Corporation (Nasdaq: LNET) announced today that it has received the requisite tenders and consents from holders of its 10¼% Senior Notes due 2006 to amend the Indenture governing such Notes. On June 3, 2003, LodgeNet commenced a cash tender offer and consent solicitation relating to all of the $150,000,000 outstanding principal amount of the Notes.

          The consent date relating to the consent solicitation expired at 5:00 p.m., New York City time, on Wednesday, June 11, 2003. On or prior to the consent date, holders of approximately 79% of the outstanding principal amount of the Notes had tendered their Notes and consented to the proposed amendments to the Indenture governing the Notes and related documents.

          LodgeNet intends to enter into a supplemental indenture relating to the Notes that effectuates the proposed amendments described in the Offer to Purchase and Consent Solicitation Statement. The proposed amendments will not become operative, however, unless and until the Notes are accepted and paid for pursuant to the terms of the tender offer. Once the proposed amendments to the Indenture become operative, the holders of Notes not tendered into the offer will be bound thereby.

          The tender offer for the Notes will expire at 12:00 Midnight, New York City time, on Monday, June 30, 2003, unless extended or earlier terminated. The tender offer is conditioned upon, among other things, the completion by LodgeNet of certain related financing transactions.

          Bear, Stearns & Co. Inc. is acting as the exclusive dealer manager and solicitation agent for the tender offer and the consent solicitation. The depositary for the tender offer is HSBC Bank USA. The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated June 3, 2003, and related Letter of Transmittal and Consent, which more fully set forth the terms and conditions of the tender offer and consent solicitation.

          Questions regarding the tender offer and consent solicitation may be directed to Bear, Stearns & Co. Inc., Global Liability Management Group, at (877) 696-2327. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be directed to D.F. King & Co., Inc., at (212) 269-5550.

          This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to the Notes. The tender offer and consent solicitation are made solely by means of the Offer to Purchase and Consent Solicitation Statement.

About LodgeNet

          LodgeNet Entertainment Corporation is a broadband, interactive services provider which specializes in the delivery of interactive television and Internet access services to the lodging industry throughout the United States and Canada as well as select international markets. These services include on-demand digital movies, music and music videos, Nintendo® video games, high-speed Internet access and other interactive television services designed to serve the needs of the lodging industry and the traveling public. As one of the largest companies in the industry, LodgeNet provides services to more than 960,000 rooms in more than 5,700 hotel properties worldwide. LodgeNet is listed on the NASDAQ and trades under the symbol LNET.

Forward-Looking Statements

          Certain statements contained in this press release may be deemed to be forward-looking statements under the federal securities law, and LodgeNet intends that such forward-looking statements be subject to the safe – harbor created hereby. Forward-looking statements are those which use words such as “believe,” “expect,” “anticipate,” “intend,” “no assurance,” “plan,” “may,” “will,” “should,” “ could,” “estimate,” “project,” “predict,” “continue” or other comparable expressions. These words indicate future events and trends. Forward-looking statements are current views with respect to future events and financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ significantly from historical or anticipated results, these forward-looking statements speak only as of the date of this press release. LodgeNet expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

          More information about potential factors which could affect LodgeNet’s business and financial results is included in LodgeNet’s Form 10-K for the fiscal year ended December 31, 2002, as amended, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, and other periodic reports and filings, including the Prospectus Supplement filed on June 3, 2003 with the United Stated Securities and Exchange Commission. All forward-looking statements are based on information available to LodgeNet on the date hereof and LodgeNet does not assume any obligation to update such statements. Investors and security holders may obtain a free copy of the Annual and Quarterly Reports and other documents filed by LodgeNet with the Commission at the Commission’s web site at htt://www.sec.gov.

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